As filed with the Securities and Exchange Commission on January 6, 2022

Registration No. 333-261895

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TOMI Environmental Solutions, Inc.
(Exact name of registrant as specified in its charter)

Florida	59-1947988
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8430 Spires Way, Suite N

Frederick, Maryland 21701

(800) 525-1698

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Halden S. Shane

Chief Executive Officer

8430 Spires Way, Suite N

Frederick, Maryland 21701

(800) 525-1698

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Albert Lung

Morgan, Lewis & Bockius LLP

1400 Page Mill Road

Palo Alto, CA

(650) 843-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act of 1933, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act of 1933, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form S-3 of TOMI Environmental Solutions, Inc. (File No. 333- 261895), originally filed on December 27, 2021 (the “Registration Statement”), is being filed solely to file an amended legal opinion attached as Exhibit 5.1 to the Registration Statement. Accordingly, this Amendment No. 1 consists solely of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the exhibit index and the signatures, and is not intended to amend or delete any part of the Registration Statement or prospectus included therein except as specifically noted herein.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules

EXHIBIT NUMBER	DESCRIPTION

3.1	Articles of Restatement of the Registrant, effective October 6, 2009 (filed as Exhibit 3.1 to the Company’s 10-K, filed on March 30, 2021 and incorporated herein by reference.)

3.2

Articles of Amendment of Articles of Incorporation of the Registrant, effective October 24, 2011 (filed as Exhibit 3.2 to the Company’s 10-K, filed on March 30, 2021 and incorporated herein by reference.)

3.3

Articles of Amendment of Articles of Incorporation of the Registrant, effective September 10, 2020 (filed as Exhibit 3.3 to the Company’s 10-K, filed on March 30, 2021 and incorporated herein by reference.)

3.4	Amended Bylaws of the Registrant, adopted effective November 2, 2007 (filed as Exhibit 3.4 to the Company’s 10-K, filed on March 30, 2021 and incorporated herein by reference.)

3.5	Amendment to Amended Bylaws of the Registrant, adopted effective January 29, 2016 (filed as Exhibit 3.5 to the Company’s 10-K, filed on March 30, 2021 and incorporated herein by reference.)

4.1**	Form of Common Stock Purchase Warrant

5.1	Legal Opinion of Morgan, Lewis & Bockius, LLP

23.1	Consent of Morgan, Lewis & Bockius (included in Exhibit 5.1)

23.2**	Consent of Wolinetz, Lafazan & Company, P.C, independent registered public accounting firm

24.1**	Powers of Attorney (included on signature page)

** Previously filed.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Frederick, Maryland, on this 6th day of January 2022.

TOMI ENVIRONMENTAL SOLUTIONS, INC.

By:	/s/ Halden S. Shane
Halden S. Shane
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ HALDEN S. SHANE	Chairman of the Board and Chief Executive Officer	January 6, 2022
Halden S. Shane	(Principal Executive Officer)

*	Chief Financial Officer (Principal	January 6, 2022
Nick Jennings	Financial and Accounting Officer)

*	Director	January 6, 2022
Walter C. Johnsen

*	Director	January 6, 2022
Kelly J. Anderson

*	Director	January 6, 2022
Lim Boh Soon

*	Director	January 6, 2022
Elissa J. Shane

* Pursuant to Power of Attorney

By:	/s/ Halden S. Shane
Halden S. Shane
Attorney-in-Fact

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